Exhibit 5.1

July 17, 2023

To:	CLEARMIND MEDICINE INC. 101 – 1220 West 6th Avenue Vancouver, British Columbia V6H1A5

RE: Clearmind Medicine Inc. – Registration Statement on Form F-1

Dear Sirs/Mesdames:

We have acted as counsel to Clearmind Medicine Inc., a corporation existing under the laws of the Province of British Columbia, Canada (the “Corporation”) in connection with the registration pursuant to a registration statement, as amended (the “Registration Statement”), filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the public offering (the “Offering”) of: (i) up to 15,217,391common shares of the Corporation (the “Shares”) which will be issued and sold by the Corporation; and (ii) the reservation for issuance of 15,217,391 common shares of the Corporation upon exercise of an equal amount of warrants being issued (as hereinafter defined) (the “Warrant Shares”), each as further described in the Registration Statement. This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act.

Examinations

As counsel to the Corporation, we have reviewed the Registration Statement.

We have considered such questions of law, have examined such corporate records of the Corporation, certificates of public officials, certificates of officers of the Corporation and other instruments, and have made such other investigations as we have considered necessary in order to give the opinions expressed below, including, without limitation, the following (collectively, the “Corporate Documents”):

(a)	a Certificate of Good Standing issued by the Registrar of Companies under the Business Corporations Act (British Columbia) dated July ●, 2023;

(b)	the certificate of incorporation, articles and by-laws of the Corporation (the “Articles”);

(c)	certain resolutions of the Corporation’s directors; and

(d)	a certificate of an officer of the Corporation dated July ●, 2023 verifying certain factual matters (the “Officer’s Certificate”).

+1 416 722 0804 +972 54 970 3299

daniel@blochlegal.com

www.blochlegal.com

Assumptions and Limitations

We have assumed:

1.	(i) the genuineness of all signatures; (ii) the legal capacity of all individuals; (iii) the genuineness and authenticity of all documents submitted to us as originals; and (iv) the conformity to original documents of all documents submitted to us as certified, photocopied or facsimiled copies;

2.	that the Agency Agreement will have been duly executed and delivered pursuant to the authorizing resolutions of the Board of Directors of the Corporation and any pricing committee thereof;

3.	that the Articles will be in full force and effect on closing of the Offering;

4.	at or prior to the time of the issuance and delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, that the Shares will have been registered under the Securities Act pursuant to the Registration Statement and that such Registration Statement will not have been modified or rescinded, and that there will not have occurred any change in law affecting the validity of the issuance of the Shares; and

5.	all facts set forth in the certificates supplied by the respective officers and directors, as applicable, of the Corporation including, without limitation, the Officer’s Certificate, are complete, true and accurate.

With respect to the accuracy of factual matters material to this opinion, we have relied upon the Corporate Documents, without independent investigation of the matters provided for therein for the purpose of providing our opinion.

The opinions expressed below are given as of the date of this letter and are not prospective. We disclaim any obligation to advise the addressee or any other person of any change in law or any fact which may come or be brought to our attention after the date of this letter.

To the extent the Officer’s Certificate and any other certificate or document referenced herein, is based on any assumption, given in reliance on any other certificate or document, understanding or other criteria or is made subject to any limitation, qualification or exception, our opinions are also based on such assumption, given in reliance on such other certificate, document, understanding or other criteria and are made subject to such limitation, qualification or exception.

We have also assumed without independent verification that there are no agreements, arrangements, undertakings, obligations or understandings in respect of the Shares or their issue, other than as specified in the Registration Statement and Corporate Documents.

Notwithstanding the foregoing and our opinions below, we express no opinion with respect to the compliance or non-compliance with applicable privacy laws in connection with the transactions contemplated by the Registration Statement.

+1 416 722 0804 +972 54 970 3299

daniel@blochlegal.com

www.blochlegal.com

Reliance

In rendering our opinions herein, insofar as such opinions relate to questions of fact, we have relied upon the Officer’s Certificate.

We are solicitors qualified to practice law in the Province of Ontario (the “Province”). By virtue of the National Mobility Agreement, the Law Society Act (Ontario), the Legal Profession Act (Alberta) and the Legal Profession Act (British Columbia), we are also entitled to provide the opinion below as it relates to laws of the Provinces of Alberta and British Columbia (together with Ontario collectively, the “Jurisdictions”), respectively. We confirm that we have complied with terms and conditions in the National Mobility Agreement and are qualified to give such opinion as it relates to the laws of the Provinces of Alberta and British Columbia, respectively. Other than as indicated above, we express no opinion as to the laws of any jurisdiction, or as to any matters governed by the laws of any jurisdiction, other than the laws of the Province and the laws of Canada applicable therein in effect on the date hereof.

Opinions

1.	Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that: (i) the Shares to be issued and sold by the Corporation, upon payment to the Corporation of the consideration in such amount and form as shall be determined by the Board of Directors of the Corporation, or by an authorized committee thereof, when sold and issued in the Offering in accordance with the terms and in accordance with and as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable; and (ii) the Warrant Shares, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

2.	We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

The above opinions are rendered solely to the persons to whom they are addressed in connection with the above transaction, and may not be used, circulated, quoted from or otherwise referred to for any other purpose and may not be relied upon by any other person without our express prior written consent.

Yours truly,

/s/ Daniel N. Bloch,

Barrister & Solicitor

+1 416 722 0804 +972 54 970 3299

daniel@blochlegal.com

www.blochlegal.com

3